Exhibit 10.58

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of June 29, 2012, by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Platinum Long Term Growth VII, LLC, a Delaware limited liability company (“Platinum”).

RECITALS

WHEREAS, Platinum currently holds 1,558,862 shares of Common Stock of the Company (“Shares”);

WHEREAS, Platinum has agreed to purchase from the Company secured convertible promissory notes in the principal amount of $500,000 in two tranches of $300,000 on July 2, 2012 and $200,000 on July 9, 2012, each in the form attached hereto as Exhibit A (the “Notes”), which Notes are convertible into such securities as are issued in a Qualified Financing (as defined in the Notes) of the Company (the “QF Securities”); and

WHEREAS, the Company and Platinum desire to exchange certain of the Shares into shares of the Company’s Series A Preferred Stock (“Series A Preferred”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Securities Exchange.

(a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Platinum agrees to deliver and surrender to the Company for cancellation Six Hundred, Twenty Nine Thousand, Four Hundred Fifty (629,450) Shares (the “Exchanged Shares”), in exchange for Sixty Two Thousand, Nine Hundred and Forty-Five (62,945) shares of Series A Preferred (“Exchange Preferred”) and the Company agrees to issue and deliver the Exchange Preferred to Platinum (the “Common Exchange”).

(b) The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 5 and 6 hereof (the “Closing Date”).

(c) Within fifteen business days after the Closing, Platinum shall deliver to the Company for cancellation the Exchanged Shares, or an indemnification undertaking with respect to such Exchanged Shares in the event of the loss, theft or destruction of such Exchanged Shares.  Within fifteen business days after the Closing, the Company shall issue to Platinum a certificate evidencing the Exchange Preferred.

(d) The number of Shares to be exchanged by Platinum pursuant to this Agreement shall be Six Hundred, Twenty Nine Thousand, Four Hundred Fifty (629,450).

2. Participation in Qualified Financing.

(a) As additional consideration for the agreements of the Company as set forth in this Agreement, Platinum agrees that so long as the Qualified Financing closes with ninety (90) days from the date hereof, Platinum shall invest at least Five Hundred Thousand Dollars ($500,000) in the QF Securities (the “Investment”).  Platinum shall receive such number of QF Securities for the Investment as shall be equal to the aggregate dollar amount of the Investment divided by the lowest price per share, unit, or other component of QF Security paid, as applicable, by any investor in any round of the Qualified Financing; provided, however, that if more than one type or form of securities is issued in any round of the Qualified Financing, and such type or form of securities are not offered in a unit, then Platinum shall have the right to elect the type or form of securities that Platinum shall receive for the Investment.  Notwithstanding anything to the contrary contained herein, Platinum shall have no obligation to make the Investment if the Qualified Financing shall not have closed on or before 90 days from the date hereof.

(b) Notwithstanding anything to the contrary set forth herein, if the number of QF Securities to be issued in connection with the Investment, when aggregated with all other shares of common stock in the Company owned by Platinum at such time, would result in Platinum beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder), in excess of 9.99% of the then issued and outstanding shares of common stock of the Company outstanding at such time, then, in lieu of such QF Securities as would cause Platinum to own in excess of 9.99% of the then issued and outstanding shares of common stock of the Company outstanding at such time, Platinum shall receive securities of the Company convertible into the Company’s common stock; provided, however, that upon Platinum providing the Company with sixty-one (61) days’ advance notice (the “9.99% Investment Waiver Notice”) that Platinum would like to waive this Section 2(b) with regard to any or all QF Securities issuable upon the Investment, this Section 2(b) will be of no force or effect with regard to all or a portion of the Investment referenced in the 9.99% Investment Waiver Notice.

(c) Platinum shall have the right and option, effective upon consummation of the Qualified Financing, to exchange all or a portion of its Series A Preferred, whether acquired hereunder or otherwise, for, at Platinum’s election, any type or form of QF Securities issued in any round of the Qualified Financing (the “Preferred Exchange”).  For purposes of determining the value of the Series A Preferred exchanged for the QF Securities issued in connection with the Qualified Financing, each share of Series A Preferred exchanged shall be valued at $15.00 per share, and in such Preferred Exchange, Platinum shall receive that number of QF Securities as is determined by dividing (a) the product of (i) the number of Series A Preferred Shares being exchanged, and (ii) $15 by (b) the lowest price per share, unit, or other component of QF Security paid, as applicable, by any investor in any round of the Qualified Financing.  Upon consummation of such Preferred Exchange, Platinum shall be deemed to be an investor in the Qualified Financing and shall be granted all rights afforded to an investor in the Qualified Financing, and the Series A Preferred so converted shall be delivered and surrendered to the Company, and shall be considered terminated and of no further force and effect.

(d) Notwithstanding anything to the contrary set forth herein, if the number of QF Securities to be issued in connection with the Preferred Exchange, when aggregated with all other shares of common stock in the Company owned by Platinum at such time, would result in Platinum beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder), in excess of 9.99% of the then issued and outstanding shares of common stock of the Company outstanding at such time, then, in lieu of such QF Securities as would cause Platinum to own in excess of 9.99% of the then issued and outstanding shares of common stock of the Company outstanding at such time, Platinum shall receive securities of the Company convertible into the Company’s common stock; provided, however, that upon Platinum providing the Company with sixty-one (61) days’ advance notice (the “9.99% Preferred Waiver Notice”) that Platinum would like to waive this Section 2(d) with regard to any or all QF Securities issuable upon the Preferred Exchange, this Section 2(d). will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the 9.99% Preferred Waiver Notice.

3. Representations, Warranties and Covenants of Platinum.  Platinum hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a) Platinum is a limited liability company validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) This Agreement has been duly authorized, validly executed and delivered by Platinum and is a valid and binding agreement and obligation of Platinum enforceable against Platinum in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Platinum has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c) Platinum understands that the Exchange Preferred are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Platinum set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

(d) Platinum is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(e) Platinum is and will be acquiring the Exchange Preferred for Platinum’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, Platinum does not covenant to hold the Exchange Preferred for any minimum period of time.

(f) The offer and sale of the Exchange Preferred is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof.  Platinum understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Exchange Preferred can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Exchange Preferred may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(g) Platinum owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchanged Shares free and clear of all rights and Encumbrances (as defined below).   Platinum has full power and authority to vote, transfer and dispose of the Exchanged Shares free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Exchanged Shares.  As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.  The Exchanged Shares constitute all of the securities owned or held of record or beneficially owned or held by Platinum, other than shares of the Company’s Common Stock.

4. Representations, Warranties and Covenants of the Company.  The Company represents and warrants to Platinum, and covenants for the benefit of Platinum, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) The Exchange Preferred have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Exchange Preferred shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e) The delivery and issuance of the Exchange Preferred in accordance with the terms of and in reliance on the accuracy of Platinum’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Preferred or the consummation of any other transaction contemplated by this Agreement.

(g) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Preferred hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Preferred, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Preferred under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Preferred.

(h) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Common Exchange.  Other than the exchange of the Exchanged Shares, the Company has not received any consideration for the Exchange Preferred.  By virtue of such Common Exchange, the holding period for the Exchange Preferred under Rule 144 of the Securities Act shall begin no later than the holding period for the Exchanged Shares.

(i)           The Company shall cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and the Securities Act, except as permitted herein.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading.

(j)           The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably appropriate and necessary for the issuance and resale of the Common Stock issuable upon conversion of the Exchange Preferred pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration.  In the event that such Common Stock is sold in a manner that complies with an exemption from registration, the Company shall promptly cause its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely if pursuant to Rule 144(k) of the Securities Act (or its successor provisions, including any provision that permits unlimited resales after the relevant holding period set forth in Rule 144), or to permit sales of the Common Stock if pursuant to the other provisions of Rule 144 of the Securities Act).

(k)           The Company shall promptly deliver shares of Common Stock and certificates evidencing the same to Platinum upon Platinum’s request to convert all or any portion of the Exchange Preferred.

5. Conditions Precedent to the Obligation of the Company to Consummate the Exchange.  The obligation hereunder of the Company to issue and deliver the Exchange Preferred to Platinum and consummate the Common Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Platinum shall have executed and delivered this Agreement.

(b)           Platinum shall have purchased the Notes, it being agreed that the Notes may be issued on or before the dates set forth in the Recitals to this Agreement, thereby obligating the Company to issue and deliver the Exchange Preferred to Platinum and consummate the Common Exchange subject to satisfaction to the remaining conditions precedent set forth in this Section 5.

(c) Platinum shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Platinum at or prior to the Closing Date.

(d) The representations and warranties of Platinum shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

6. Conditions Precedent to the Obligation of Platinum to Consummate the Exchange. The obligation hereunder of Platinum to surrender the Exchanged Shares, accept the Exchange Preferred and consummate the Common Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for Platinum’s sole benefit and may be waived by Platinum at any time in its sole discretion.

(a) The Company shall have executed and delivered this Agreement.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.  As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(f) Platinum shall have received: (i) a legal opinion from the Company’s counsel addressing such matters as Platinum may require, which opinion shall be in form and substance satisfactory to Platinum; and (ii) a certificate of insurance from the Company which certificate names Platinum as loss payee and additional insured and states that the policies evidenced by such certificate may not be cancelled without 30 days’ prior written notice to Platinum.

7. Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each Party waives its right to a trial by jury.  Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

8. Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 8), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a) if to the Company:

VistaGen Therapeutics, Inc.
384 Oyster Point Blvd., Suite No. 8
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel. No.: (650) 244-9990 ext. 224
Fax No.: (888) 482-2602

with a copy to:

Disclosure Law Group
501 West Broadway, Suite 800
San Diego, California 92101
Attention: Daniel W. Rumsey, Esquire
Tel No.: (619) 795-1134
Fax No.: (619) 330-2101

(b) if to Platinum:

Platinum Long Term Growth VII, LLC
152 West 57th Street, 4th Floor
New York, NY 10019
Attention: Michael Goldberg, M.D.
Tel. No.: (212) 271-7895
Fax No.: (212) 582-2424

with a copy to:

Burak Anderson & Melloni, PLC
30 Main Street, Suite 210
Burlington, Vermont 05401
Attention: Shane W. McCormack, Esquire
Tel No.: (802) 862-0500
Fax No.: (802) 862-8176

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

9. Disclosure of Transaction. The Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement) as soon as practicable following the Closing Date but in no event more than two (2) business days following the Closing Date.

10. Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

11. Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

VISTAGEN THERAPEUTICS, INC.

By: /s/ Jerrold D. Dotson
Name: Jerrold D. Dotson
Title:  Chief Financial Officer

PLATINUM LONG TERM GROWTH VII, LLC

By: /s/ Joseph Finestone
Name: Joseph Finestone
Title:  Associate